Exhibit 5.1

September 16, 2011

Board of Directors

AmeriServ Financial, Inc.

Main & Franklin Streets
P.O. Box 430
Johnstown, Pennsylvania  15907-0430

Re:

Registration Statement on Form S-8 of AmeriServ Financial, Inc.

Ladies and Gentlemen:

We have acted as counsel to AmeriServ Financial, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of 800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued to participants in the AmeriServ Financial, Inc. 2011 Stock Incentive Plan (the “Plan”).

In our capacity as counsel to the Company, we have reviewed:

(1)

the articles of incorporation of the Company;

(2)

the bylaws of the Company;

(3)

resolutions adopted by the board of directors of the Company relating to the Registration Statement;

(4)

the Registration Statement;

(5)

the Plan; and

(6)

a copy of a form of Common Stock certificate.

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no reason to believe that any such representations are incorrect or incomplete.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.  In connection with this letter, we have concerned ourselves solely with the application of the laws of the Commonwealth of Pennsylvania and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Plan, will be fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee